                        AGREEMENT FOR WHOLESALE FINANCING
                       (SECURITY AGREEMENT - ARBITRATION)



This Agreement for Wholesale Financing ("Agreement") is made as of 8/1 , 1993 between ITT Commercial Finance Corp. ("ITT") and Boat Tree, Inc. , a |_| SOLE PROPRIETORSHIP, |_| PARTNERSHIP, |X| CORPORATION (check applicable term) ("Dealer"), having a principal place of business located at 2226 Paseo Avenue.; Orlando, FL 32805 .

1. Subject to the terms of this Agreement, ITT, in its sole discretion, may extend credit to Dealer from time to time to purchase inventory from ITT approved vendors. ITT may combine all of ITT's advances to Dealer or on Dealer's behalf, whether under this Agreement or any other agreement, to make one debt owed by Dealer. ITT's decision to advance funds on any inventory will not be binding until the funds are actually advanced. Dealer agrees that ITT may, at any time and without notice to Dealer, elect not to finance any inventory sold by particular vendors who are in default of their obligations to ITT, or with respect to which ITT reasonably feels insecure.

2. Dealer and ITT agree that certain financial terms of any advance made by ITT under this Agreement, whether regarding finance charges, other fees, maturities, curtailments or other financial terms, are not set forth herein because such terms depend, in part, upon the availability from time to time of vendor discounts or other incentives, prevailing economic conditions, ITT's floor planning volume with Dealer and with Dealer's vendors, and other economic factors which may vary over time. Dealer and ITT further agree that it is therefore in their mutual best interest to set forth in this Agreement only the general terms of Dealer's financing arrangement with ITT. Upon agreeing to finance a particular item of inventory for Dealer, ITT will send Dealer a Statement of Transaction identifying such inventory and the applicable financial terms. Unless Dealer notifies ITT in writing of any objection within fifteen
(15) days after a Statement of Transaction is mailed to Dealer: (a) the amount shown on such Statement of Transaction will be an account stated; (b) Dealer will have agreed to all rates, charges and other terms shown on such Statement of Transaction; (c) Dealer will have agreed that the items of inventory referenced in such Statement of Transaction are being financed by ITT at Dealer's request; and (d) such Statement of Transaction will be incorporated herein by reference, will be made a part hereof as if originally set forth herein, and will constitute an addendum hereto. If Dealer objects to the term so of any Statement of Transaction, Dealer agrees to pay ITT for such inventory in accordance with the most recent terms for similar inventory to which Dealer has not objected (or, if there are no prior terms, at the lesser of 16% per annum or at the maximum lawful contract rate of interest permitted under applicable law), but Dealer acknowledged that ITT may then elect to terminate Dealer's financing program pursuant to Section 12, and cease making additional advances to

CMF 1 AWF (A) 05/92




 Misc\whslfin

Dealer. Any termination for that reason, however, will not accelerate the maturities of advances previously made unless Dealer shall otherwise be in default of this Agreement.

         3. To secure payment of all Dealer's current and future debts to ITT, whether under this Agreement or any current or future guaranty or other agreement, Dealer grants ITT a security interest in all Dealer's inventory, equipment, fixtures, accounts, contract rights, chattel paper, instruments, reserves, documents and general intangibles, whether now owned or hereafter acquired, all attachments, accessories, accessions, substitutions and replacements thereto and all proceeds thereof. All such assets are as defined in the Uniform Commercial Code and referred to herein as the "Collateral". All Collateral financed by ITT, and all proceeds thereof, will be held in trust by Dealer for ITT, with such proceeds being payable in accordance with Section 7.

4. Dealer represents that all Collateral will be kept at Dealer's principal place of business listed above, and, if any, the following other locations Dealer will give ITT at least 30 days prior written notice of any change in Dealer's identity, name, form of business organization, ownership, principal place of business, Collateral locations or other business locations.

5. Dealer will: (a) only exhibit and sell Collateral financed by ITT to buyers in the ordinary course of business; (b) not rent, lease, demonstrate, transfer or use any Collateral financed by ITT without ITT's prior written consent; (c) execute all documents ITT requests to perfect ITT's security interest in the Collateral; (d) deliver to ITT immediately upon each request, and ITT may retain, each Certificate of Title or Statement of Origin issued for Collateral financed by ITT; and (e) immediately provide ITT with copies of Dealer's annual financial statements upon their completion (which in no event shall exceed 120 days after the end of Dealer's fiscal year), and all other information regarding Dealer that ITT requests from time to time. All financial information Dealer delivers to ITT will accurately represent Dealer's financial condition either as of the date of delivery, or, if different, the date specified therein, and Dealer acknowledges ITT's reliance thereon.

6. Dealer will: (a) pay all taxes and fees assessed against Dealer or the Collateral when due; (b) immediately notify ITT of any loss, theft or damage to any Collateral; (c) keep the Collateral insured for its full insurable value under a property insurance policy with a company acceptable to ITT, naming ITT as a loss-payee and containing standard lender's loss payable and termination provisions; and (d) provide ITT with written evidence of such insurance coverage and loss-payee and lender's clauses. If Dealer fails to pay any taxes, fees or other obligations which may impair ITT's interest in the Collateral, or fails to keep the Collateral insured, ITT may pay such taxes, fees or obligations and pay the costs to insure the Collateral, and the amounts paid will be: (i) an additional debt owed by Dealer to ITT; and (II) due and payable immediately in full. Dealer grants ITT an irrevocable license to enter Dealer's business locations during normal business hours without notice to Dealer to: (A) account for and inspect all Collateral; (B) verify Dealer's compliance with this Agreement; and (c) examine and copy Dealer's books and records related to the Collateral.

7. Dealer will immediately pay ITT the principal indebtedness owed ITT on each item of Collateral financed by ITT (as shown on the Statement of Transaction identifying such Collateral) on the earliest occurrence of any of the following events: (a) when such Collateral is lost, stolen or damaged; (b) for Collateral financed under Pay-As-Sold ("PAS") terms (as shown on the Statement of Transaction identifying such Collateral), when such Collateral is sold, transferred, rented, leased, otherwise disposed of or matured; (c) in strict accordance with any curtailment schedule for such collateral (as shown on the Statement of Transaction identifying such Collateral); (d) for Collateral financed under Scheduled Payment Program ("SPP") terms (as shown on the Statement of Transaction identifying such Collateral), in strict accordance with the installment payment schedule; and (e) when otherwise required under the terms of any financing program agreed to in writing by the parties. Regardless of the SPP terms pertaining to any Collateral financed by ITT, if ITT determines that the current outstanding debt owned by Dealer to ITT exceeds the aggregate wholesale invoice price of such Collateral in Dealer's possession, Dealer will immediately upon demand pay ITT the difference between such outstanding debt and the aggregate wholesale invoice price of such Collateral. If Dealer from time to time is required to make immediate payment to ITT of any past due obligation discovered during any Collateral audit, or at any other time, Dealer agrees that acceptance of such payment by ITT shall not be construed to have waived or amended the terms of its financing program. Dealer agrees that the proceeds of any Collateral received by Dealer shall be held by Dealer in trust for ITT's benefit, for application as provided in this Agreement. Dealer will send all payments to ITT's branch office(s) responsible for Dealer's account. ITT may apply: (i) payments to reduce finance charges first and then principal, regardless of Dealer's instructions; and (ii) principal payments to the oldest (earliest) invoice for Collateral financed by ITT, but, in any event, all principal payments will first be applied to such Collateral which is sold, lost, stolen, damaged, rented, leased, or otherwise disposed of or unaccounted for. Any third party discount, rebate, bonus or credit granted to Dealer for any Collateral will not reduce the debt Dealer owes ITT until ITT has received payment therefor in cash. Dealer will: (i) pay ITT even if any Collateral is defective or fails to conform to any warranties extended by any third party;
(ii) not assert against ITT any claim or defense Dealer has against any third party; and (iii) indemnify and hold ITT harmless against all claims and defenses asserted by any buyer of the Collateral relating to the condition of, or any representations regarding, any of the Collateral. Dealer waives all rights of offset Dealer may have against ITT.

8. Dealer will pay ITT finance charges on the outstanding principal debt Dealer owes ITT for each item of Collateral financed by ITT at the rate(s) shown on the Statement of Transaction identifying such Collateral, unless Dealer objects thereto as provided in Section 2. The finance charges attributable to the rate shown on the Statement of Transaction will: (a) be computed based on a 360 day year, (b) be calculated by multiplying the Daily Charge (as defined below) by the actual number of days in the applicable billing period; and (c) accrue from the invoice date of the Collateral identified on such Statement of Transaction until ITT receives full payment of the principal debt Dealer owes ITT for each item of such Collateral. The "Daily Charge" is the product of the Daily Rate (as defined below) multiplied by the Average Daily Balance (as defined below). The "Daily Rate" is the quotient of the annual rate shown on the Statement of



                                                         3

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Transaction  divided  by 360,  or the  monthly  rate shown on the  Statement  of
Transaction divided by 30. The "Average Daily Balance" is the quotient of (i) the sum of the outstanding principal debt owed ITT on each day of a billing period for each item of Collateral identified on a Statement of Transaction, divided by (ii) the actual number of days in such billing period. Dealer will also pay ITT $100 for each check returned unpaid for insufficient funds (an "NSF check") (such $100 payment repays ITT's estimated administrative costs; it does not waive the default caused by the NSF check). Dealer acknowledges that ITT intends to strictly conform to the applicable usury laws governing this Agreement and understands that Dealer is not obligated to pay any finance charges billed to Dealer's account exceeding the amount allowed by such usury laws, and any such excess finance charges Dealer pays will be applied to reduce Dealer's principal debt owed to ITT. The annual percentage rate of the finance charges relating to any item of Collateral financed by ITT shall be calculated from the invoice date of such Collateral, regardless of any period during which any finance charge subsidy shall be paid or payable by any third party. ITT will send Dealer a monthly billing statement identifying all charges due on Dealer's account with ITT. The charges specified on each billing statement will be: (A) due and payable in full immediately on receipt, and (B) an account stated, unless ITT receives Dealer's written objection thereto within 15 days after it is mailed to Dealer. If ITT does not receive, by the 25th day of any given month, payment of all charges accrued to Dealer's account with ITT during the immediately preceding month, Dealer will (to the extent allowed by law) pay ITT a late fee ("Late Fee") equal to the greater of $5 or 5% of the amount of such finance charges (such Late Fee repays ITT's estimated administrative costs; it does not waive the default caused by the late payment). ITT may adjust the billing statement at any time to conform to applicable law and this Agreement.

9. Dealer will be in default under this Agreement if: (a) Dealer breaches any terms, warranties or representations contained herein, in any Statement of Transaction to which Dealer has not objected as provided in Section 2, or in any other agreement between ITT and Dealer, (b) any guarantor of Dealer's debts to ITT breaches any terms, warranties or representations contained in any guaranty or other agreement between the guarantor and ITT; (c) any representation, statement, report or certificate made or delivered by Dealer or any guarantor to ITT is not accurate when made; (d) fails to pay any portion of Dealer's debts to ITT when due and payable hereunder or under any other agreement between ITT and Dealer, (e) Dealer abandons any Collateral; (f) Dealer or any guarantor is or becomes in default in the payment of any debt owned to any third party; (g) a money judgment issues against Dealer or any guarantor; (h) an attachment, sale or seizure issues or is executed against any assets of Dealer or of any guarantor; (i) the undersigned dies while Dealer's business is operated as a sole proprietorship or any general partner dies while Dealer's business is operated as a general or limited partnership; (j) any guarantor dies; (k) Dealer or any guarantor shall cease existence as a corporation, partnership or trust;
(l) Dealer or any guarantor ceases or suspends business; (m) Dealer or any guarantor makes a general assignment for the benefit or creditors; (n) Dealer or any Guarantor becomes insolvent or voluntarily or involuntarily becomes subject to the Federal Bankruptcy Code, any state insolvency law or any similar law; (o) any receiver is appointed for any of Dealer's or any guarantor's assets; (p) any guaranty of Dealer's debts to ITT is terminated; (q) Dealer loses any franchise, permission, license or right to sell or deal in any Collateral which ITT finances; (r)



                                                         4

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Dealer or any guarantor  misrepresents  Dealer's or such  guarantor's  financial condition or organizational structure; or (s) any of the Collateral becomes subject to any lien, claim, encumbrance or security interest prior or superior to ITT's. In the event of a default:

     (i.) ITT may at any time at ITT's election, without notice or demand to Dealer, do any one or more of the following; declare all or any part of the debt Dealer owes ITT immediately due and payable, together will all costs and expenses of ITT's collection activity, including, without limitation, all reasonable attorney's fees; exercise any or all rights under applicable law (including, without limitation, the right to possess, transfer and dispose of the Collateral); and/or cease extending any additional credit to Dealer (ITT's right to cease extending credit shall not be construed to limit the discretionary nature of this credit facility).

     (ii.) Dealer will segregate and keep the Collateral in trust for ITT, and in good order and repair, and will not exhibit, sell, rent, lease, further encumber, otherwise dispose of or use any Collateral.

     (iii.) Upon ITT's oral or written demand, Dealer will immediately deliver the Collateral to ITT, in good order and repair, at a place specified by ITT, together with all related documents; or ITT may, in ITT's sole discretion and without notice or demand to Dealer, take immediate possession of the Collateral together with all related documents.

     (iv.) ITT may, without notice, apply a default finance charge to Dealer's outstanding principal indebtedness equal to the default rate specified in Dealer's financing program with ITT, if any, or if there is none so specified, at the lesser of 3% per annum above the rate in effective immediately prior to the default, or the highest lawful contract rate of interest permitted under applicable law.


All ITT's rights and remedies are cumulative. ITT's failure to exercise any of ITT's rights or remedies hereunder will not waive any of ITT's rights or remedies as to any past, current of future default.

10. Dealer agrees that if ITT conducts a private sale of any Collateral by requesting bids from 10 or more dealers or distributors in that type of Collateral, any sale by ITT of such Collateral in bulk or in parcels within 120 days of: (a) ITT's taking possession and control of such Collateral; or (b) when ITT is otherwise authorized to sell such Collateral; whichever occurs last, to the bidder submitting the highest cash bid therefor, is a commercially reasonable sale of such Collateral under the Uniform Commercial Code. Dealer agrees that the purchase of any Collateral by a vendor, as provided in any agreement between ITT and the vendor, is a commercially reasonable disposition and private sale of such Collateral under the Uniform Commercial Code, and no request for bids shall be required. Dealer further agrees that 7 or more days prior written notice will be commercially reasonable notice of any public or private sale (including any sale to a vendor). If ITT disposes of any such Collateral other than as herein contemplated, the



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commercial  reasonableness  of sch disposition  will be determined in accordance with the laws of the state governing this agreement.

11. Dealer grants ITT an irrevocable power of attorney to: execute or endorse on Dealer's behalf any checks, financing statements, instruments, Certificates of Title and Statements of Origin pertaining to the Collateral; supply any omitted information and correct errors in any documents between ITT and Dealer, do anything Dealer is obligated to do hereunder, initiate and settle any insurance claim pertaining to the Collateral; and do anything to preserve and protect the Collateral and ITT's rights and interest therein. ITT may provide to any third party any credit, financial or other information on Dealer that ITT may from time to time possess.

12. Time is of the essence. This Agreement is deemed to have been entered into at the ITT branch office executing this Agreement. Either party may terminate this Agreement at any time by written notice received by the other party. If ITT terminates this Agreement, Dealer agrees that if Dealer: (a) is not in default hereunder, 30 days prior notice of termination is reasonable and sufficient although this provision shall not be construed to mean that shorter periods may not, in particular circumstances, also be reasonable and sufficient); or (b) is in default hereunder, no prior notice of termination is required. Dealer will not be relieved from any obligation to ITT arising out of ITT's advances or commitments made before the effective termination date of this Agreement. ITT will retain all of its rights, interests and remedies hereunder until Dealer has paid all Dealer's debts to ITT. Dealer cannot assign Dealer's interest in this Agreement without ITT's prior written consent, although ITT may assign or participate ITT's interest, in whole or in part, without Dealer's consent. This Agreement will protect and bind ITT's and Dealer's respective heirs, representatives, successors and assigns. All agreements or commitments to extend or renew credit or refrain from enforcing payment of a debt must be in writing. Any oral or other amendment or waiver claimed to be made to this Agreement that is not evidenced by a written document executed by ITT and Dealer (except for each Statement of Transaction that Dealer does not object to in the manner stated in Section 2) will be null, void and have no force or effect whatsoever. If any provision of this Agreement or its application is invalid or unenforceable, the remainder or this Agreement will not be impaired or affected and will remain binding and enforceable. If Dealer previously executed any security agreement with ITT. This Agreement will only amend and supplement such Agreement. If due terms hereof conflict with the terms of any such prior security agreement, be terms of this Agreement will govern. Dealer agrees to pay all of ITT's reasonable attorneys fees and expenses incurred by ITT in enforcing ITT's rights hereunder.

13. BINDING ARBITRATION, Except as otherwise specified below, all actions, disputes, claims and controversies under common law, statutory law or in equity of any type of nature whatsoever (including, without limitation, all torts, whether regarding negligence, breach of fiduciary duty, restraint of trade, fraud, conversion, duress, interference, wrongful replevin, wrongful sequestration, fraud in the inducement, or any other tort, all contract actions, whether regarding express or implied terms, such as implied covenants of good faith, fair dealing, and the commercial reasonableness of any Collateral disposition, or any other contract claim, all claims of



                                                         6

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deceptive trade practices or lender  liability,  and all claims  questioning the reasonableness or lawfulness of any act), whether arising before or after the date of this Agreement, and whether directly or indirectly relating to: (a) this Agreement and/or any amendments and addenda hereto, or the breach, invalidity or termination hereof; (b) any previous or subsequent agreement between ITT and Dealer; and/or (c) any other relationship, transaction or dealing between ITT and Dealer (collectively the Disputes"), will be subject to and resolved by binding arbitration.

13.1 All arbitration hereunder will be pursuant to either; (a) the Code of Procedure in effect from time to time ("Code") of the National Arbitration forum ("NAF"), currently located at 2124 Dupont Avenue South, Minneapolis, Minneapolis, Minnesota 55405; or (b) the Commercial Arbitration Rules ("Rules") in effect from time to time of the American Arbitration Association ("AA"), currently located at 140 West 51st Street, New York, New York 10020-1203. The party first filing any claim for arbitration shall designate which arbitration procedures are to be applied for all Disputes between Dealer and ITT, although if either the NAF or AAA is dissolved, the procedures of the remaining arbitration body must be used. A copy of the Code, Rules and any fee schedule of the NAF or AAA may be obtained by contacting the NAF or AAA, as applicable. The parties agree that all arbitrators selected shall be attorneys. The arbitrator(s) will decide if any inconsistency exists between the Code, or Rules, as applicable, and the arbitration provisions contained herein. If any such inconsistency exists, the arbitration provisions contained herein will control and supersede the Code, or Rules, applicable. The site of all arbitration participatory bearings will be in the Division of the Federal Judicial District of ITT's branch office closes to Dealer. The laws of the State of Michigan will govern this Agreement; provided, however, that the Federal Arbitration Act ("FAA"), to the extent inconsistent, will supersede the laws of such state and govern. This Agreement concerns transactions involving commerce among the several states. All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator(s) or directors of arbitration pursuant to the terms of this Agreement may be entered as a judgment or order and enforced by either party in any state or federal court having competent jurisdiction.

13.2 Nothing herein will be construed to prevent ITT's or Dealer's use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure, dation and/or any other prejudgment or provisional action or remedy relating to any Collateral for any current or future debt owned by either party to the other. Any such action or remedy will not waive ITT's or Dealer's right to compel arbitration of any Dispute. If either Dealer or ITT brings any other action for judicial relief with respect to any Dispute, the party bringing the action will be liable for and immediately pay all of the other party's costs and expenses (including attorneys' fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration. If either Dealer or ITT brings or appeals an action to vacate or modify an arbitration award and such party does not prevail, such party will pay all costs and expenses, including attorneys' fees, incurred by the other party in defending such action.

13.3 Any arbitration proceeding must be instituted: (a) with respect to any Dispute for the collection of any debt owed by either party to the other, within two (2) years after the date the



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last payment was received by the instituting  party; and (b) with respect to any other Dispute, within two (2) years after the date the incident giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such incident. Failure to institute an arbitration proceeding within such period will constitute an absolute bar and waiver to the institution of any proceeding with respect to such Dispute. Except as otherwise stated herein, all notices, arbitration claims, responses, requests and documents will be sufficiently given or served if mailed or delivered: (i) to Dealer at Dealer's principal place of business specified above; and (ii) to ITT at 8251 Maryland Avenue, Clayton, Missouri 63105, Attention: General Counsel, or such other address as the parties may specify from time to time in writing. No arbitration hereunder will include, by consolidation, joinder or otherwise, any third party, unless such third party agrees to arbitrate pursuant to the arbitration provisions contained herein and the Code, or Rules, as applicable.

14. If Section 13 of this Agreement or its application is invalid or unenforceable, any legal proceeding with respect to any Dispute will be tried in a court of competent jurisdiction by a judge without a jury. Dealer and ITT waive any right to a jury trial in any such proceeding.

THIS CONTRACT CONTAINS BINDING ARBITRATION AND JURY WAIVER
PROVISIONS.

ITT COMMERCIAL FINANCE CORP.                   Boat Tree, Inc.
                                  Dealer's Name

By:                                            By:/s/ Joe Pozo


Print Name:                                    Print Name:Joseph G. Pozo

Title:                                         Title:Sole Corporate Officer

                                          ATTEST: I hereby state that I am the
                                          Sole Corporate Officer of Said
                                          Corporation

                                                  (Assistant) Secretary

                                                             Print Name:

                      SECRETARY'S CERTIFICATE OF RESOLUTION
I certify that I am the Secretary or Assistant Secretary of the corporation named below, and that the following completely and accurately sets forth certain resolutions of the Board of Directors of the corporation adopted at a special meeting thereof held on due notice (and with shareholder approval, if required by law), at which meeting there was present a quorum authorized to transact the business described below, and that the proceedings of the meeting were in accordance with the certificate of incorporation, charter and by-laws of the corporation, and that they have not been revoked, annulled or amended in any manner whatsoever.

Upon motion duly made and seconded, the following resolution was unanimously adopted after full discussion: "RESOLVED, That the several officers, directors, and agents of this corporation, or any one or more of them, we hereby authorized an empowered on behalf of this corporation: to obtain financing from ITT Commercial Finance Corp. ("ITT") in such amounts and on such terms as such officers, directors or agents deem proper; to enter into financing, security, pledge and other agreements with ITT relating to the terms upon which such financing may be obtained and security and/or other credit support is to be furnished by this corporation therefor; from time to time to supplement or amend any such agreements; and from time to time to pledge, assign, mortgage, grant security interests, and otherwise transfer to ITT as collateral security for any obligations of this corporation to ITT, whenever and however arising, any assets of this corporation, whether now owned or hereafter acquired; the Board of Directors hereby ratifying, approving and confirming all that any of said officers, directors or agents have done or may do with respect to the foregoing."

IN WITNESS WHEREOF, I have executed and affixed the seal of the corporation on the date stated below.

Dated:                                        , 19
                                                          Assistant Secretary


                                                            Corporate Name

                                   ADDENDUM TO AGREEMENT FOR WHOLESALE FINANCING


     This Addendum is made to that certain Agreement for Wholesale Financing entered into by and between Boat Tree, Inc. ("Dealer") and Deutsche Financial Services Corporation ("DFS") on August 1, 1993, as amended ("Agreement").

         FOR VALUE RECEIVED, DFS and Dealer agree that the following paragraph is incorporated into the Agreement as if fully and originally set forth therein:

                  "Dealer will maintain a Tangible Net Worth and Subordinated Debt in the combined amount of not less than Five Hundred Thousand Dollars ($500,000.00).

                  For purposes of this paragraph: (i) 'Tangible Net Worth" means the book value of Dealer's assets less liabilities, excluding from such assets all Intangibles; (ii) 'Intangibles' means and includes general intangibles (as that term is defined in the Uniform Commercial Code); accounts receivable and advances due from officers, directors, employees, stockholders and affiliates; leasehold improvements net of depreciation; licenses; good will; prepaid expenses; escrow deposits; covenants not to compete; the excess of cost over book value of acquired assets; franchise fees; organizational costs; finance reserves held for recourse obligations; capitalized research and development costs; and such other similar items as DFS may from time to time determine in DFS' sole discretion; (iii) 'Debt' means all of Dealer's liabilities and indebtedness for borrowed money of any kind and nature whatsoever, whether direct or indirect, absolute or contingent, and including obligations under capitalized leases, guaranties or with respect to which Dealer has pledged assets to secure performance, whether or not direct recourse liability has been assumed by Dealer; (iv) 'Subordinated Debt' means all of Dealer's Debt which is subordinated to the payment of Dealer's liabilities to DFS by an agreement in form and substance satisfactory to DFS; and (v) 'Current Tangible Assets' means Dealer's current assets less, to the extent otherwise included therein, all Intangibles. The foregoing terms will be determined in accordance with generally accepted accounting principles consistently applied, and, if applicable, on a consolidated basis."

         Dealer waives notice of DFS' acceptance of this Addendum.


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                                                         1

         All other terms and provisions of the Agreement, to the extent not inconsistent with the foregoing, are ratified and remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, Dealer and DFS have executed this Addendum on this 21st day of June, 1998.

                                                     BOAT TREE, INC.
                                                     /s/ Joseph G.Pozo, Jr.
ATTEST:
                                                     By:Joseph G. Pozo, Jr.
                                                     Title:President
----------------------------------


                                                 DEUTSCHE FINANCIAL SERVICES
                                                 CORPORATION


                                                 By:
                                                 Title:






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